AMENDMENT TO

MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES

This AMENDMENT TO MUTUAL FUND SERVICES AGREEMENT FOR TRANSFER AGENCY SERVICES (“Amendment”) dated as of August 31, 2012, is by and between The Huntington Funds (the “Trust”) and Huntington Asset Services, Inc. (formerly Unified Fund Services, Inc.) (the “Transfer Agent”). This Amendment replaces any previous Amendments entered into by the parties.

W I T N E S S E T H:

WHEREAS, the Trust and the Transfer Agent are parties to that certain Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Agreement”); and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree that Exhibit A to the Agreement is hereby amended, as set forth at Schedule A attached hereto and made a part hereof.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET SERVICES, INC.

By:	/s/ John C. Swhear
Name:	John C. Swhear
Title:	Chief Compliance Officer

THE HUNTINGTON FUNDS

By:	/s/ R. Jeffrey Young
Name:	R. Jeffrey Young
Title:	Chief Executive Officer

SCHEDULE A

EXHIBIT A

MUTUAL FUND SERVICES AGREEMENT

FOR TRANSFER AGENCY SERVICES

Amended as of August 31, 2012

NAME & SHARE CLASS

Tax Free Money Market Fund

    Class A Shares

    Trust Shares

Money Market Fund

    Class A Shares

    Trust Shares

    Interfund Shares

Ohio Municipal Money Market Fund

    Class A Shares

    Trust Shares

U.S. Treasury Money Market Fund

    Class A Shares

    Trust Shares

Disciplined Equity Fund

    Class A Shares

    Trust Shares

Dividend Capture Fund

    Class A Shares

    Trust Shares

Global Select Markets Fund

    Class A Shares

    Trust Shares

Growth Fund

    Class A Shares

    Trust Shares

Income Equity Fund

    Class A Shares

    Trust Shares

International Equity Fund

    Class A Shares

    Trust Shares

Macro 100 Fund

    Class A Shares

    Trust Shares

Mid Corp America Fund

    Class A Shares

    Trust Shares

Real Strategies Fund

    Class A Shares

    Trust Shares

Rotating Markets Fund

    Class A Shares

    Trust Shares

Situs Fund

    Class A Shares

    Trust Shares

Fixed Income Securities Fund

    Class A Shares

    Trust Shares

Intermediate Government Income Fund

    Class A Shares

    Trust Shares

Mortgage Securities Fund

    Class A Shares

    Trust Shares

Ohio Tax-Free Fund

    Class A Shares

    Trust Shares

Short/Intermediate Fixed Income Securities Fund

    Class A Shares

    Trust Shares

Longer Duration Fixed Income Fund

    Trust Shares

Balanced Allocation Fund

    Class A Shares

Conservative Allocation Fund

    Class A Shares

Growth Allocation Fund

    Class A Shares

World Income Fund

    Class A Shares

    Trust Shares

Income Generation Fund

    Class C Shares

    Trust Shares

VA Balanced Fund

VA Growth Fund

VA Income Equity Fund

VA Real Strategies Fund

VA Rotating Markets Fund

VA Dividend Capture Fund

VA Mortgage Securities Fund

VA Mid Corp America Fund

VA Macro 100 Fund

VA International Equity Fund

VA Situs Fund

This Exhibit A, amended as of August 31, 2012, is hereby incorporated and made part of the Mutual Fund Services Agreement for Transfer Agency Services dated as of June 23, 2006, between the Trust and Huntington Asset Services, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

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